UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2013

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52120	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17 Ramsey, New Jersey		07446
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On October 16, 2013, ADMA Biologics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co., as representative of the underwriters named on Schedule 1 thereto (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 3,352,941 shares of its common stock, par value $0.0001 per share (the “Common Stock”), to the Underwriters at a price of $8.50 per share, less underwriting discounts and commissions. Also pursuant to the Underwriting Agreement, the Underwriters have been granted a 30-day option to purchase up to 502,941 additional shares of Common Stock to cover over-allotments, if any. The sale to the Underwriters is expected to close on October 22, 2013, subject to customary closing conditions.

The shares of Common Stock will be issued pursuant to a registration statement on Form S-1 (Registration No. 333-186579) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on October 16, 2013.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, each director and executive officer of the Company has entered into an agreement with the Underwriters not to sell, transfer or otherwise dispose of securities of the Company during the 180-day period following the offering, subject to extension in certain circumstances.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of the form which is incorporated by reference from the Registration Statement. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the Company. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

Item 8.01        Other Events.

On October 17, 2013, the Company issued a press release announcing the offering described above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01        Financial Statements and Exhibits.

(d)           Exhibit No.                                                                Description

1.1        Underwriting Agreement, incorporated by reference to Amendment No. 1 to the Company’s registration statement on  Form S-1 (333-186579) filed with the Commission on April 8, 2013.

99.1           Press Release dated October 17, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 22, 2013	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Chief Financial Officer